SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                 ----------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                    J.P. MORGAN INDEX FUNDING COMPANY I
(Exact name of registrant as specified in its charter)

        DELAWARE                                13-3964134
(State of incorporation                      (I.R.S. Employer
    or organization)                        Identification No.)

60 Wall Street, New York, New York                10260
(Address of principal executive offices)       (Zip Code)


                       J.P. MORGAN & CO. INCORPORATED
(Exact name of registrant as specified in its charter)


        DELAWARE                                 13-2625764
(State of incorporation                       (I.R.S. Employer
     or organization)                        Identification No.)


60 Wall Street, New York, New York                10260
(Address of principal executive offices)       (Zip Code)



If this Form relates to the             If this Form relates to
registration of a class                 the registration of a class
of securities pursuant to               of securities pursuant to
Section 12(b) of the                    Section 12(g) of the Exchange Act
Exchange Act and is effective           and is effective pursuant to
pursuant to General                     General Instruction A.(d),
Instruction A.(c), please check         please check the following
the following box.  [ x ]               box.             [   ]

Securities Act registration statement file number to which this is from relates: 333-38633 and
                 333-38633-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                   Name of each exchange on which
to be so registered:                  each class is to be registered:

Preferred Securities, Series B        American Stock Exchange
(and the Guarantee with respect
thereto)


Securities to be registered pursuant to Section 12(g) of the Act:  None

               INFORMATION REQUIRED IN REGISTRATION STATEMENT



Item 1.   Description Of Registrant's Securities To Be
          Registered

          For a description of the Commodity-Indexed Preferred Securities ("ComPS") of J.P. Morgan Index Funding Company I (the "Trust") to be registered hereunder, reference is made to the information under the headings "Description of All Preferred Securities" and "Description of the ComPS" in the Trust's Prospectus dated July 14, 1998 contained in the Trust's Registration Statement on Form S-3 (Reg. Nos. 333-38633 and 333-38633-01) (the "Registration Statement"), as supplemented by the information under the heading "Description of the ComPS" in the Trust's preliminary prospectus supplement filed pursuant to Rule 424(b) on January 25, 1999, and as will be supplemented by the information under the heading "Description of the ComPS" in the Trust's final prospectus supplement to be filed pursuant to Rule 424(b), all of which information is hereby, or shall be deemed to be, incorporated herein by reference and made a part of this application in its entirety.


Item 2.   Exhibits

          The following exhibits are hereby incorporated herein by reference:

     Exhibit 1 -    Registration Statement (see Item 1
                    above).

     Exhibit 2 -    Restated Certificate of Trust of J.P.
                    Morgan Index Funding Company I
                    (incorporated by reference to
                    Exhibit 3(a)(2) to the Registration
                    Statement).

     Exhibit 3 -    Amended and Restated Declaration of
                    Trust of J.P. Morgan Index Funding
                    Company I (incorporated by reference to
                    Exhibit 3(b)(2) to the Registration Statement).

     Exhibit 4 -    Form of Certificates for Securities for
                    Preferred Securities (incorporated by
                    reference to Exhibit 4(a)(1) to the
                    Registration Statement).

     Exhibit  5 -   Form of Guarantee Agreement (incorporated by
                    reference to Exhibit 4(b)(2) to the Registration
                    Statement).


                                 SIGNATURES


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in The City of New York, State of New York, on the 24th day of February, 1999.

                                   J.P. MORGAN & CO.
                                   INCORPORATED,

                                   by: /s/  Gene A. Capello
                                       ---------------------------
                                       Name:  Gene A. Capello
                                       Title: Vice President and
                                              Assistant General
                                              Counsel


                                   J.P. MORGAN INDEX FUNDING
                                   COMPANY I,

                                   by: /s/  Susan McCullin
                                       ---------------------------
                                       Name:  Susan McCullin
                                       Title: Regular Trustee

                                   by: /s/  H. Christian Raymond
                                       ---------------------------
                                       Name:  H. Christian Raymond
                                       Title: Regular Trustee